                           OPPENHEIMER GROWTH FUND

                                   BY-LAWS
                    (as amended through December 14, 2000)

                                  ARTICLE I

                                 SHAREHOLDERS

      Section 1. Place of Meeting.  All  meetings of the  Shareholders  (which
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terms as used  herein  shall,  together  with all other  terms  defined in the
Declaration  of Trust,  have the same meaning as in the  Declaration of Trust)
shall be held at the  principal  office of the Trust or at such other place as may from time to time be  designated  by the Board of  Trustees  and stated in the notice of meting.

      Section 2.  Shareholder  Meetings.  Meetings of the Shareholders for any
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purpose or purposes  may be called by the  Chairman of the Board of  Trustees, if any, or by the  President  or by the Board of Trustees  and shall be called
by  the  Secretary   upon  receipt  of  the  request  in  writing   signed  by
Shareholders  holding  not less than one third in amount of the entire  number of Shares issued and  outstanding  and entitled to vote thereat.  Such request shall  state the purpose or purposes of the  proposed  meeting.  In  addition, meetings of the  Shareholders  shall be called by the Board of  Trustees  upon receipt  of the  request in writing  signed by  Shareholders  that hold in the aggregate  not less than ten percent in amount of the entire  number of Shares issued and outstanding and entitled to vote thereat,  stating that the purpose of the proposed meeting is the removal of a Trustee.

      Section  3.  Notice of  Meetings  of  Shareholders.  Written  or printed
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notice of every  meeting of  Shareholders,  stating the time and place thereof
(and the  general  nature of the  business  proposed to be  transacted  at any special  or  extraordinary  meeting),  shall  be  given  to  each  Shareholder entitled to vote at such meeting by leaving the same with each  shareholder at the  Shareholder's  residence  or usual  place of  business  or by mailing it, postage prepaid and addressed to the Shareholder's  address as it appears upon the books of the Trust.  In lieu  thereof,  such notice also may be  delivered
by  such  other  means,  for  example  electronic  delivery,   to  the  extent
consistent with applicable laws.

      No notice of the time,  place or purpose of any meeting of  Shareholders need be given to any  Shareholder  who attends in person or by proxy or to any
Shareholder  who,  in  writing  executed  and filed  with the  records  of the meeting, either before or after the holding thereof, waives such notice.

      Section 4. Record  Dates.  The Board of Trustees may fix, in advance,  a
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record date, for the  determination of Shareholders  entitled to notice of and to vote any meeting of Shareholders and  Shareholders  entitled to receive any
dividend   payment  or  allotment  of  rights,   as  the  case  may  be.  Only
Shareholders  of record on such date and entitled to receive such dividends or rights  shall be  entitled  to  notice  of and to vote at such  meeting  or to receive such dividends or rights, as the case may be.

                                      8

      Section 5. Access to Shareholder  List. The Board of Trustees shall make
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available a list of the names and  addresses of all  shareholders  as recorded on the books of the Trust,  upon  receipt of the request in writing  signed by not less than ten  Shareholders  of the Trust (who have been such for at least six  months)  holding in the  aggregate  the  lesser of (i)  Shares  valued at
$25,000  or  more  at  current  offering  price  (as  defined  in the  Trust's
Prospectus),  or (ii) one percent in amount of the entire  number of shares of
the  Trust  issued  and  outstanding;   such  request  must  state  that  such
Shareholders  wish  to  communicate  with  other  Shareholders  with a view to obtaining  signatures  to a request  for a meeting  pursuant  to  Section 2 of
Article I of these By-Laws and accompanied by a form of  communication  to the
Shareholders.  The Board of  Trustees  may,  in its  discretion,  satisfy  its obligation  under this Section 5 by either making  available  the  Shareholder
List to such  Shareholders  at the principal  offices of the Trust,  or at the offices of the Trust's  transfer agent,  during regular  business hours, or by mailing  a copy of  such  Shareholders'  proposed  communication  and  form of request, at their expense, to all other Shareholders.

      Section 6. Quorum,  Adjournment  of Meetings.  The presence in person or
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by proxy of the  holders of record of more than 50% of the Shares of the stock of the Trust  issued and  outstanding  and  entitled  to vote  thereat,  shall constitute  a quorum at all  meetings of the  Shareholders.  If at any meeting
of  the  Shareholders  there  shall  be  less  than  a  quorum  present,   the
Shareholders present at such meeting may, without further notice,  adjourn the same from time to time until a quorum shall attend,  but no business  shall be transacted  at any such  adjourned  meeting  except  such as might  have  been lawfully  transacted  had the meeting not been  adjourned.  This Section 6 may be altered,  amended or repealed only upon the affirmative vote of the holders of the  majority  of all the Shares of the Trust at the time  outstanding  and entitled to vote.

      Section 7.  Adjournment of Meetings When Quorum Present.  If a quorum is
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present but  sufficient  votes in favor of one or more proposals have not been received,  any of the  persons  named  as  proxies  or  attorneys-in-fact  may propose and approve one or more  adjournments of the meeting to permit further solicitation  of proxies with respect to any proposal.  All such  adjournments will  require  the  affirmative  vote of a majority  of the shares  present in person or by proxy at the  session of the  meeting to be  adjourned.  Prior to any such adjournment, any lawful business may be transacted.

      Section 8.  Voting and  Inspectors.  At all  meetings  of  shareholders,
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every  shareholder  of  record  entitled  to  vote at such  meeting  shall  be entitled to vote at such meeting either in person or by proxy.  Proxies may be given by or on behalf of a  Shareholder  in  writing or by  electronic  means, including  by  telephone,  facsimile or via the  Internet.  At all meetings of
Shareholders,  every  Shareholder of record  entitled to vote thereat shall be entitled  to one vote for each Share of the Trust  standing in his name on the books of the Trust (and such Shareholders of record holding  fractional shares shall have  proportionate  voting  rights as  provided in the  Declaration  of
Trust) on the date for the  determination of Shareholders  entitled to vote at such meeting,  either in person or by proxy appointed by instrument in writing subscribed by such Shareholder or his duly authorized attorney-in-fact.

      All elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly  constituted  meeting,  except  as  otherwise  provided  in the
Declaration  of Trust or in these By-Laws or by specific  statutory  provision superseding the restrictions  and limitations  contained in the Declaration of
Trust or in these By-Laws.

      At any election of Trustees,  the Board of Trustees  prior  thereto may, or, if they have not so acted,  the  Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares  entitled to vote at such  election  shall,  appoint two  inspectors  of  election  who shall first subscribe  an  oath  or  affirmation  to  execute  faithfully  the  duties  of inspectors  at such  election  with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote  taken.  No  candidate  for the office of Trustee  shall be appointed such Inspector.

      The  Chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the request of the holders of ten per cent (10%) of the Shares  entitled to vote on such election or matter.

      Section 9.  Conduct  of  Shareholders'  Meetings.  The  meetings  of the
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Shareholders  shall be presided over by the Chairman of the Board of Trustees, if any, or if he shall not be present,  by the  President,  or if he shall not be present, by a Vice-President,  or if none of them is present, by a chairman to be elected at the meeting.  The Secretary of the Trust,  if present,  shall act as  Secretary  of such  meetings,  or if he is not  present,  an Assistant
Secretary  shall so act; if neither the Secretary  nor an Assistant  Secretary is present, then the meeting shall elect its secretary.

      Section  10.  Concerning  Validity of  Proxies,  Ballots,  Etc. At every
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meeting  of the  Shareholders,  all  proxies  shall be  received  and taken in charge of and all ballots  shall be received and canvassed by the secretary of the meeting,  who shall decide all  questions  touching the  qualification  of voters,  the  validity of the  proxies,  and the  acceptance  or  rejection of votes,  unless inspectors of election shall have been appointed as provided in
Section 8, in which event such  inspectors  of election  shall decide all such questions.

                                  ARTICLE II

                              BOARD OF TRUSTEES

      Section 1. Number and Tenure of Office.  The  business  and  property of
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the Trust shall be conducted and managed by a Board of Trustees  consisting of the number of initial Trustees,  which number may be increased or decreased as provided  in  Section  2 of  this  Article.  Each  Trustee  shall,  except  as otherwise  provided  herein,  hold office until the meeting of Shareholders of the Trust next  succeeding his election or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

      Section 2.  Increase  or Decrease  in Number of  Trustees.  The Board of
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Trustees,  by the vote of a majority of the entire  Board,  may  increase  the number of Trustees to a number not exceeding  fifteen,  and may elect Trustees to fill the  vacancies  created by any such increase in the number of Trustees until the next annual  meeting or until their  successors are duly elected and qualify;  the  Board of  Trustees,  by the vote of a  majority  of the  entire
Board, may likewise  decrease the number of Trustees to a number not less than three but the tenure of office of any  Trustee  shall not be  affected  by any such decrease.  Vacancies  occurring other than by reason of any such increase shall be filled as provided for a  Massachusetts  business trust. In the event that after the proxy  material has been printed for a meeting of  Shareholders at which  Trustees  are to be elected  and any one or more  nominees  named in such proxy material dies or become  incapacitated,  the  authorized  number of
Trustees  shall be  automatically  reduced  by the  number  of such  nominees, unless the Board of Trustees prior to the meeting shall otherwise determine.

      Section 3. Removal,  Resignation and  Retirement.  A Trustee at any time
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may be removed either with or without cause by resolution  duly adopted by the affirmative  votes of the holders of two-thirds of the  outstanding  Shares of the Trust,  present in person or by proxy at any  meeting of  Shareholders  at which such vote may be taken,  provided that a quorum is present.  Any Trustee at any  time may be  removed  for  cause by  resolution  duly  adopted  at any meeting of the Board of Trustees  provided that notice thereof is contained in the notice of such meeting and that such  resolution is adopted by the vote of at least two thirds of the Trustees  whose  removal is not  proposed.  As used herein,  "for cause" shall mean any cause which under  Massachusetts law would permit the removal of a Trustee of a business trust.

      Any  Trustee  may  resign or retire as  Trustee  by  written  instrument signed by him and  delivered  to the other  Trustees  or to any officer of the
Trust,  and such  resignation  or  retirement  shall  take  effect  upon  such delivery or upon such later date as is specified in such  instrument and shall be  effective  as to  the  Trust  and  each  Series  of the  Trust  hereunder.
Notwithstanding   the  foregoing,   any  and  all  Trustees,   other  than  an
Independent  Trustee  who was a Trustee  (whether or not  Independent)  on the date  of the  adoption  of the  Trust's  Retirement  Plan  for  Non-Interested
Trustees or  Directors,  shall be subject to the  provisions  with  respect to mandatory  retirement  set forth in the  Retirement  Plan,  as the same may be amended from time to time.

      Section 4. Place of Meeting. The Trustees may hold their meetings,  have
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one or more offices,  and keep the books of the Trust  outside  Massachusetts, at any office or  offices of the Trust or at any other  place as they may from time to time by resolution  determine,  or, in the case of meetings,  as shall be specified or fixed in the respective notices or waivers of notice thereof.

      Section 5. Regular  Meetings.  Regular meetings of the Board of Trustees
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shall be held at such time and on such  notice,  if any, as the  Trustees  may from time to time  determine.  One such  regular  meeting  during  each fiscal year of the  Trust  shall be  designated  an  annual  meeting  of the Board of
Trustees.

      Section 6. Special  Meetings.  Special meetings of the Board of Trustees
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may be held  from  time to time  upon  call of the  Chairman  of the  Board of
Trustees,  if any, the  President or two or more of the  Trustees,  by oral or telegraphic  or  written  notice  duly  served  on or sent or  mailed  to each
Trustee not less than one day before such meeting.  No notice need be given to any Trustee who attends in person,  or to any Trustee who in writing  executed and filed with the records of the meeting  either  before or after the holding thereof  waives  such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section  7.  Quorum.  One-third  of the  Trustees  then in office  shall
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constitute a quorum for the  transaction  of business,  provided that a quorum shall in no case be less than two  Trustees.  If at any  meeting  of the Board there  shall be less than a quorum  present  (in  person or by open  telephone line,  to the extent  permitted  by the  Investment  Company  Act of 1940 (the
"1940  Act")),  a majority of those  present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The act of the majority of the  Trustees  present at any meeting at which there is a quorum  shall be the act  of  the  Board,  except  as may be  otherwise  specifically  provided  by statute,  by the  Declaration of Trust, by these By-Laws or by any contract or agreement to which the Trust is a party.

      Section  8.  Executive  Committee.  The Board of  Trustees  may,  by the
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affirmative  vote of a majority of the entire  Board,  elect from the Trustees an Executive  Committee  to consist of such number of Trustees  (not less than three) as the Board may from  time to time  determine.  The Board of  Trustees by such  affirmative  vote shall have power at any time to change the  members of such  Committee  and may fill  vacancies in the  Committee by election from the  Trustees.  When the Board of Trustees is not in  session,  the  Executive
Committee  shall have and may  exercise  any or all of the powers of the Board of  Trustees  in the  management  of the  business  and  affairs  of the Trust
(including  the power to authorize  the seal of the Trust to be affixed to all papers  which may require it) except as provided by law or by any  contract or agreement  to which the Trust is a party and except the power to  increase  or decrease the size of, or fill  vacancies  on, the Board,  to remove or appoint executive  officers or to dissolve or change the  permanent  membership of the
Executive Committee,  and the power to make or amend the By-Laws of the Trust.
The Executive Committee may fix its own rules of procedure,  and may meet when and as provided by such rules or by resolution  of the Board of Trustees,  but in every case the presence of a majority  shall be  necessary to  constitute a quorum. In the absence of any member of the Executive  Committee,  the members thereof present at any meeting,  whether or not they constitute a quorum,  may appoint a member of the Board of  Trustees  to act in the place of such absent member.

      Section 9. Other Committees.  The Board of Trustees,  by the affirmative
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vote of a majority of the entire  Board,  may appoint other  committees  which shall in each case  consist of such number of members  (not less than two) and shall have and may  exercise,  to the extent  permitted by law, such powers as the Board may determine in the resolution  appointing  them. A majority of all members of any such  committee may determine its action,  and fix the time and place of its meetings,  unless the Board of Trustees shall otherwise  provide.
The Board of Trustees  shall have power at any time to change the members and, to the  extent  permitted  by  law,  powers  of any  such  committee,  to fill vacancies, and to discharge any such committee.

      Section 10. Informal  Action by and Telephone  Meetings of Trustees and
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Committees.  Any action  required or  permitted  to be taken at any meeting of
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the  Board  of  Trustees  or any  committee  thereof  may be taken  without  a meeting,  if a written  consent to such action is signed by all members of the
Board,  or of such  committee,  as the case may be. Trustees or members of the
Board of  Trustees  may  participate  in a  meeting  by means of a  conference telephone  or similar  communications  equipment;  such  participation  shall, except  as  otherwise  required  by the 1940  Act,  have the  same  effect  as presence in person.

      Section 11.  Compensation  of  Trustees.  Trustees  shall be entitled to
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receive such  compensation  from the Trust for their services as may from time to time be voted by the Board of Trustees.

      Section 12. Dividends.  Dividends or distributions payable on the Shares
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of any Series may,  but need not be,  declared by specific  resolution  of the
Board  as  to  each  dividend  or  distribution;  in  lieu  of  such  specific resolutions,  the Board may, by general  resolution,  determine  the method of computation  thereof, the method of determining the Shareholders of the Series to which they are payable and the methods of determining  whether and to which
Shareholders they are to be paid in cash or in additional Shares.

                                 ARTICLE III

                                   OFFICERS

      Section 1. Executive  Officers.  The executive officers of the Trust may
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include a Chairman of the Board of  Trustees,  and shall  include a President, one or more Vice  Presidents (the number thereof to be determined by the Board of  Trustees),  a  Secretary  and a  Treasurer.  The  Chairman of the Board of
Trustees,  if any,  shall be selected  from among the  Trustees.  The Board of
Trustees  or the  Executive  Committee  may  also  in its  discretion  appoint
Assistant Secretaries,  Assistant Treasurers,  and other officers,  agents and employees,  who shall have such authority and perform such duties as the Board or the Executive  Committee may determine.  The Board of Trustees may fill any vacancy  which may  occur in any  office.  Any two  offices,  except  those of
President and Vice President,  may be held by the same person,  but no officer shall  execute,  acknowledge  or  verify  any  instrument  in  more  than  one capacity,  if such  instrument  is  required  by law or  these  By-Laws  to be executed, acknowledged or verified by two or more officers.

      Section 2. Term of Office.  The term of office of all officers  shall be
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until  their  respective  successors  are chosen  and  qualify;  however,  any officer may be removed  from  office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

      Section 3. Powers and Duties.  The officers of the Trust shall have such
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powers and duties as generally  pertain to their respective  offices,  as well as such powers and duties as may from time to time be  conferred  by the Board of Trustees or the Executive Committee.

                                  ARTICLE IV

                                    SHARES

      Section 1.  Certificates  of Shares.  Each  Shareholder of any Series of
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the Trust may be issued a certificate or  certificates  for his Shares of that
Series,  in  such  form  as the  Board  of  Trustees  may  from  time  to time prescribe,  but only if and to the extent and on the  conditions  described by the Board.

      Section  2.   Transfer  of  Shares.   Shares  of  any  Series  shall  be
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transferable  on the books of the Trust by the holder  thereof in person or by his duly  authorized  attorney or legal  representative,  upon  surrender  and cancellation  of  certificates,  if any, for the same number of Shares of that
Series,  duly endorsed or accompanied by proper  instruments of assignment and transfer,  with such proof of the  authenticity  of the signature as the Trust or its agent may reasonably  require; in the case of shares not represented by certificates,  the same or similar requirements may be imposed by the Board of
Trustees.

      Section 3. Share  Ledgers.  The share  ledgers of the Trust,  containing
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the name and  address  of the  Shareholders  of each  Series and the number of shares  of  that  Series,  held  by them  respectively,  shall  be kept at the principal  offices of the Trust or, if the Trust employs a transfer  agent, at the offices of the transfer agent of the Trust.

      Section  4.  Lost,  Stolen  or  Destroyed  Certificates.  The  Board  of
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Trustees may  determine the  conditions  upon which a new  certificate  may be issued in place of a  certificate  which is alleged to have been lost,  stolen or  destroyed;  and  may,  in  their  discretion,  require  the  owner of such certificate or his legal  representative  to give bond, with sufficient surety to the  Trust  and the  transfer  agent,  if any,  to  indemnify  it and  such transfer  agent  against any and all loss or claims  which may arise by reason of the issue of a new  certificate in the place of the one so lost,  stolen or destroyed.

                                  ARTICLE V

                                     SEAL

      The Board of Trustees  shall  provide a suitable  seal of the Trust,  in such form and bearing such inscriptions as it may determine.

                                  ARTICLE VI

                                 FISCAL YEAR

      The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS

      The By-Laws of the Trust may be altered,  amended,  added to or repealed by the  Shareholders or by majority vote of the entire Board of Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.

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